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                                                                     EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT
                                    TO THE
                           CERTIFICATE OF FORMATION
                                      OF
                               ACN HOLDINGS, LLC

It is hereby certified that:

          1. The name of the limited liability company (hereinafter called the "limited liability company") is ACN Holdings, LLC

          2. The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First the following:

          "First:   The name of the limited liability company is Muzak Holdings
LLC"

          IN WITNESS WHEREOF, the undersigned has duly executed this Amendment to the Certificate of Formation as of this 15th day of March 1999.


                              ACN Holdings, LLC



                              By: /s/ Peni Garber
                                 ---------------------------
                                 Name:  Peni Garber
                                 Title: Secretary